Exhibit 99.1
IR INQUIRIES:
Charles Messman
Investor Relations
949-362-5800
IR@smithmicro.com

Smith Micro Reports First Quarter 2025 Financial Results
PITTSBURGH, PA, May 7, 2025 – Smith Micro Software, Inc. (Nasdaq: SMSI) (“Smith Micro” or the “Company”) today reported financial results for its first quarter ended March 31, 2025.
“During our first quarter, we continued executing on our initiatives with a sharpened focus on our latest product developments in SafePath OS™ for kids and senior phones and SafePath Kids™, which enables carriers to deliver child-friendly rate plans. We have engaged in extensive discussions with current and prospective mobile operator customers, and with our latest product innovations, we have expanded our reach within these organizations, opening new opportunities for our sales team,” said William W. Smith, Jr., president, chief executive officer, and chairman of the board of Smith Micro.

Mr. Smith added, “We also continue to keep our eye on the future, with an unwavering dedication to innovation. With our upcoming launch of SafePath® 8, designed with privacy and peace of mind at its core, we will deliver the next generation of features and functionality to SafePath as we continue to enhance the digital safety and connectivity of families worldwide.”
First Quarter 2025 Financial Results
Smith Micro reported revenue of $4.6 million for the quarter ended March 31, 2025, compared to $5.8 million reported in the quarter ended March 31, 2024.
Gross profit for the quarter ended March 31, 2025 was $3.4 million, compared to $3.8 million for the quarter ended March 31, 2024.
Gross profit as a percentage of revenue was 72.8 percent for the quarter ended March 31, 2025, compared to 65.7 percent for the quarter ended March 31, 2024.
GAAP net loss for the quarter ended March 31, 2025 was $5.2 million, or $0.28 loss per share, compared to GAAP net loss of $31.0 million, or $3.28 loss per share, for the quarter ended March 31, 2024.
Non-GAAP net loss for the quarter ended March 31, 2025 was $2.9 million, or $0.16 loss per share, compared to non-GAAP net loss of $4.2 million, or $0.45 loss per share, for the quarter ended March 31, 2024. Non-GAAP net loss excludes the items noted below under "Non-GAAP Measures."
All share and per share amounts for common stock herein have been retroactively adjusted for all periods presented to give effect to the one-for-eight reverse stock split of our common stock, which became effective April 10, 2024 at 11:59 pm Eastern time.

Smith Micro Software First Quarter 2025 Financial Results	Page 2
Non-GAAP Measures

To supplement our financial information presented in accordance with GAAP, the Company considers, and has included in this press release, the following non-GAAP financial measures and a non-GAAP reconciliation from the equivalent GAAP metric: non-GAAP net loss, non-GAAP gross profit, and non-GAAP basic and diluted loss per share in the presentation of financial results in this press release. Management believes this non-GAAP presentation may be more meaningful in analyzing the Company's income generation and has therefore excluded the following items from GAAP earnings calculations: stock compensation, intangibles amortization, depreciation, fair value adjustments, goodwill impairment, and adjustment for non-recurring items. Additionally, since the Company currently has federal and state net operating loss carryforwards that can be utilized to reduce future cash payments for income taxes, these non-GAAP adjustments have not been tax effected, and the resulting income tax expense reflects actual taxes paid or accrued during each period. This presentation may be considered more indicative of the Company's ongoing operational performance. The table below presents the differences between non-GAAP net loss and net loss on an absolute and per-share basis. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and the non-GAAP financial measures as reported by Smith Micro may not be comparable to similarly titled amounts reported by other companies.
Investor Conference Call
Smith Micro will hold an investor conference call today, May 7, 2025, at 4:30 p.m. ET, to discuss the Company’s first quarter 2025 financial results. To access the call, dial 1-844-701-1164; international participants can call 1-412-317-5492. A passcode is not required to join the call; ask the operator to be placed into the Smith Micro conference. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. An internet webcast is available at https://event.choruscall.com/mediaframe/webcast.html?webcastid=n6x4GcmJ. In addition, the conference call will be available on the Smith Micro website in the Investor Relations section.

Smith Micro Software First Quarter 2025 Financial Results	Page 3
About Smith Micro Software, Inc.
Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers around the world. From enabling the family digital lifestyle to providing powerful voice messaging capabilities, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones and consumer IoT devices. The Smith Micro portfolio also includes a wide range of products for creating, sharing, and monetizing rich content, such as visual voice messaging, optimizing retail content display and performing analytics on any product set. For more information, visit www.smithmicro.com.
Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective owners.
Forward-Looking Statements
Certain statements in this press release are, and certain statements on the related conference call may be, forward-looking statements regarding future events or results within the meaning of the Private Securities Litigation Reform Act, including statements related to our financial prospects, goals and other projections of our outlook or performance our cost reduction plans and other future business plans, and statements using such words as “expect,” “anticipate,” “believe,” “plan,” “intend,” “could,” “will” and other similar expressions. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Among the important factors that could cause or contribute to such differences are customer concentration, given that the majority of our sales depend on a few large customer relationships and the loss of any of them could materially and negatively affect our business, delay or failure of our customers to accept and deploy our products and services or new or upgraded versions thereof, delay or failure of our customers’ end users to adopt our products and services or new or upgraded versions thereof, our reliance on third party operating systems and other technology for the proper operation and delivery of our solutions and any barriers to our use of such third party technology, our reliance on third party application stores for the distribution of our software applications to users and any barriers to such distribution, including any delay or failure of such third party to approve new versions of our applications or their implementation and/or application of policies that may be harmful to our business, unanticipated delays or obstacles in our development and release cycles, the degree to which competing business needs or resource constraints may affect our allocation of resources to planned projects, the risk of harm to our business resulting from our recent and any future cost reduction efforts, our ability to attract and retain key technical personnel that are essential to our product development and support efforts, changes in demand for our products from our customers and their end users, changes in requirements for our products imposed by our customers or by the third party providers of software, hardware and/or platforms that we use or operate with, our ability to effectively integrate, market and sell acquired product lines, new and changing technologies and customer acceptance and timing of deployment of those technologies, and our ability to compete effectively with other software and technology companies. These and other factors discussed in our filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management, and we do not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro Software First Quarter 2025 Financial Results	Page 4

Smith Micro Software, Inc.
Consolidated Balance Sheets
(in thousands except share and par value data)

	March 31, 2025	December 31, 2024
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$2,288	$2,808
Accounts receivable, net of related allowances of $106 and $3 at March 31, 2025 and 2024, respectively	3,238	5,721
Prepaid expenses and other current assets	1,435	1,467
Total current assets	6,961	9,996
Equipment and improvements, net	468	538
Right-of-use assets	2,067	2,367
Other assets	495	496
Intangible assets, net	22,321	23,597
Goodwill	11,052	11,052
Total assets	$43,364	$48,046
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,674	$1,738
Accrued payroll and benefits	1,695	1,694
Current operating lease liabilities	1,416	1,279
Other current liabilities	886	940
Total current liabilities	5,671	5,651
Non-current liabilities:
Warrant liabilities	101	224
Operating lease liabilities	902	1,287
Deferred tax liabilities, net	128	128
Total non-current liabilities	1,131	1,639
Commitments and contingencies
Stockholders' equity:
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 19,458,750 and 17,673,404 shares issued and outstanding 2025 and 2024, respectively	19	18
Additional paid-in capital	396,366	395,383
Accumulated comprehensive deficit	(359,823)	(354,645)
Total stockholders’ equity	36,562	40,756
Total liabilities and stockholders' equity	$43,364	$48,046

Smith Micro Software First Quarter 2025 Financial Results	Page 5

Smith Micro Software, Inc.
Consolidated Statements of Operations
(in thousands except share data)
	For the Three Months Ended March 31,
	2025	2024
	(unaudited)	(unaudited)
Revenues	$4,621	$5,798
Cost of revenues (including depreciation of $1 and $6 in the three months ended March 31, 2025 and 2024, respectively)	1,258	1,988
Gross profit	3,363	3,810
Operating expenses:
Selling and marketing	1,643	2,614
Research and development	2,857	3,989
General and administrative	2,724	2,756
Depreciation and amortization	1,349	1,908
Goodwill impairment	—	23,989
Total operating expenses	8,573	35,256
Operating loss	(5,210)	(31,446)
Other income (expense):
Change in fair value of warrant liabilities	123	185
Interest (expense) income, net	(25)	74
Other (expense) income, net	(65)	219
Loss before provision for income tax provision	(5,177)	(30,968)
Provision for income tax expense	1	39
Net loss	$(5,178)	$(31,007)

Loss per share:
Basic and diluted	$(0.28)	$(3.28)

Weighted average shares outstanding:
Basic and diluted	18,216	9,466

Smith Micro Software First Quarter 2025 Financial Results	Page 6

Smith Micro Software, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	For the Three Months Ended March 31,
	2025	2024
	(unaudited)	(unaudited)
Operating activities:
Net loss	$(5,178)	$(31,007)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,350	1,914
Goodwill impairment charge	—	23,989
Non-cash lease expense	52	(151)
Change in fair value of warrant liabilities	(123)	(185)
Provision for credit losses	103	—
Stock based compensation	1,088	1,136
Gain on license of patents, net	—	(198)
Changes in operating accounts:
Accounts receivable	2,381	3,611
Prepaid expenses and other assets	33	44
Accounts payable, accrued, and other liabilities	(308)	(498)
Net cash used in operating activities	(602)	(1,345)
Investing activities:
Capital expenditures, net	(4)	(4)
Proceeds from license of patents, net	—	198
Net cash (used in) provided by investing activities	(4)	194
Financing activities:
Proceeds from financing arrangements	384	468
Repayments of financing arrangements	(300)	(289)
Other financing activities	2	2
Net cash provided by financing activities	86	181
Net decrease in cash and cash equivalents	(520)	(970)
Cash and cash equivalents, beginning of period	2,808	7,125
Cash and cash equivalents, end of period	$2,288	$6,155

Smith Micro Software First Quarter 2025 Financial Results	Page 7

Smith Micro Software, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except per share data) - unaudited

Three Months Ended March 31, 2025	GAAP	Stock Compensation	Intangibles Amortization	Depreciation	Fair Value Adjustments	Non-GAAP
Gross profit	$3,363	$—	$—	$1	$—	$3,364
Selling and marketing	1,643	(235)	—	—	—	1,408
Research and development	2,857	(215)	—	—	—	2,642
General and administrative	2,724	(638)	—	—	—	2,086
Depreciation and amortization	1,349	—	(1,276)	(73)	—	—
Total operating expenses	$8,573	$(1,088)	$(1,276)	$(73)	$—	$6,136

(Loss) income before provision for income taxes	$(5,177)	$1,088	$1,276	$74	$(123)	$(2,862)
Net (loss) income	$(5,178)	$1,088	$1,276	$74	$(123)	$(2,863)
(Loss) earnings per share: basic and diluted	$(0.28)	$0.06	$0.07	$—	$(0.01)	$(0.16)
Note: (Loss) earnings per share: basic and diluted - may be impacted by rounding to allow rows to calculate.

Three Months Ended March 31, 2024	GAAP	Stock Compensation	Intangibles Amortization	Depreciation	Fair Value Adjustments	Goodwill Impairment	Adjustments for Non-Recurring Items[1]	Non-GAAP
Gross profit	$3,810	$—	$—	$6	$—	$—	$—	$3,816
Selling and marketing	2,614	(309)	—	—	—	—	(13)	2,292
Research and development	3,989	(264)	—	—	—	—	(18)	3,707
General and administrative	2,756	(563)	—	—	—	—	(104)	2,089
Depreciation and amortization	1,908	—	(1,816)	(92)	—	—	—	—
Goodwill impairment	23,989					(23,989)
Total operating expenses	$35,256	$(1,136)	$(1,816)	$(92)	$—	$(23,989)	$(135)	$8,088

(Loss) income before provision for income taxes	$(30,968)	$1,136	$1,816	$98	$(185)	$23,989	$(62)	$(4,176)
Net (loss) income	$(31,007)	$1,136	$1,816	$98	$(185)	$23,989	$(62)	$(4,215)
(Loss) earnings per share: basic and diluted	$(3.28)	$0.12	$0.19	$0.01	$(0.02)	$2.53	$—	$(0.45)
Note: (Loss) earnings per share: basic and diluted - may be impacted by rounding to allow rows to calculate.
[1]Adjustment for Non-Recurring Items includes costs associated with corporate actions in 2024, including but not limited to special meetings and reverse stock split, offset by licensure of patents.